Exhibit 10.30
Joinder Agreement

The undersigned counsel (“Counsel”) to the Multi-State Governmental Entities Group (the “MSGE Group”) representing the interests of the entities listed on the Verified Statement of the Multi-State Governmental Entities Group Pursuant to Rule 2019 of the Federal Rules of Bankruptcy Procedure [Docket No. 337] (the “MSGE Signatories”) hereby (a) acknowledges that it has reviewed and understands the Restructuring Support Agreement (as amended, supplemented, or otherwise modified from time to time in accordance with the terms thereof, the “Agreement”) dated as of October 11, 2020 by and among (i) Mallinckrodt plc and each of its subsidiaries listed on Annex 1 to the Agreement, (ii) the Supporting Unsecured Noteholders, and (iii) the Supporting Governmental Opioid Claimants; and (b) acknowledges that the MSGE Signatories shall have the rights, and undertake the obligations, as the Supporting Governmental Opioid Claimants (except as otherwise expressly set forth herein) and that such rights and obligations shall be exercised by the MSGE Signatories through the MSGE Group over the matters set forth in the Agreement for which the Governmental Plaintiff Ad Hoc Committee has consent rights or obligations. For the avoidance of doubt, the MSGE Signatories acknowledge that their rights and obligations as Supporting Governmental Opioid Claimants are solely with respect to themselves and no other Supporting Governmental Opioid Claimants and the MSGE Group’s rights and obligations are solely with respect to the MSGE Signatories.
In addition to the foregoing, the undersigned counsel to the MSGE Group or the MSGE Signatories agrees as follows as of the date of each of their respective execution of this Joinder Agreement:
1.Restructuring Support: The MSGE Signatories shall be subject to the support and other obligations set forth in Section 4(a) of the Agreement as Supporting Governmental Opioid Claimants. In addition, Counsel agrees to recommend that the members of the MSGE Group that do not become MSGE Signatories to this Joinder Agreement take the actions contemplated by clauses (A) and (B) of Section 4(a) of the Agreement.
2.Breaches by the MSGE Group: The Company shall be entitled to terminate the Agreement as to all of the MSGE Signatories in the event that any of the MSGE Signatories breach, in any material respect, any of the representations, warranties, or covenants given under the Agreement, and such breach remains uncured for a period of fifteen (15) Business Days after receipt by the MSGE Group from the Company of written notice of such breach, which written notice will set forth in reasonable detail the alleged breach; provided, that any such termination by the Company shall result in the termination of the Agreement solely as to the MSGE Signatories and shall not give rise to a termination right to any other Supporting Party.
3.Termination of the Agreement by the MSGE Group: The sole remedy of the MSGE Signatories for any breach by the Supporting Parties of the Agreement shall be termination of this Joinder Agreement by notice in accordance with the Agreement delivered by the MSGE Group with such notice terminating the Agreement as to all MSGE Signatories. If the MSGE Group terminates this Joinder Agreement, such termination shall not result in a termination of the Agreement as to the other Supporting Parties (other than the MSGE Signatories) and shall not give rise to a termination right under Section 6(a)(xix) for any such Supporting Parties or for the Company under Section 6(b)(iv). For the avoidance of doubt, and notwithstanding anything to the contrary in the Agreement or this Joinder Agreement, the MSGE Group only has the power to terminate the Agreement as to Supporting Governmental Opioid Claimants that are MSGE Signatories.
4.Milestones:
a.To the extent that the Company takes any action with respect to a Milestone without the consent of the MSGE Group, the sole remedy afforded to the MSGE Signatories shall be termination of this Joinder Agreement by the MSGE Group.
b.Counsel agrees to use best efforts to obtain the executed signature pages of the members of the MSGE Group to be appended hereto within two (2) months from the date of execution of this Joinder Agreement, which may be extended with the consent of the Company, the Governmental Plaintiff Ad Hoc Committee and the Required Supporting Unsecured Noteholders (each of whom are intended third-party beneficiaries hereunder). Failure to satisfy the obligation in this paragraph shall result in a breach of this Joinder Agreement as set forth in Section 2 above.

5.Fees and Expenses: So long as this Joinder Agreement is in effect, the MSGE Group’s reasonable and documented fees and out-of-pocket expenses of (a) Caplin & Drysdale, Chartered, as legal counsel to the MSGE Group; (b) Seitz, Van Ogtrop & Green, P.A. as Delaware legal counsel to the MSGE Group; (c) FTI Consulting, as financial advisor to the MSGE Group; and (d) such other legal, consulting, financial, and/or other professional advisors to which the MSGE Group and the Debtors shall reasonably agree from time to time (collectively, the “MSGE Group Professionals”) shall be paid pursuant to Section 25 of the Agreement and the Mallinckrodt Restructuring Term Sheet at 8.
6.Notice Parties: Notices provided pursuant to the Agreement shall be sent to the MSGE Group to the address set forth on the signature page for the MSGE Group, with copy (which shall not constitute notice) to:
Caplin & Drysdale, Chartered
One Thomas Circle, NW
Suite 1100
Washington, D.C. 20005
Attention:     Kevin C. Maclay (kmaclay@capdale.com)
Todd E. Phillips (tphillips@capdale.com)
Ann Weber Langley (alangley@capdale.com)

7.Representations and Warranties: Counsel and the MSGE Signatories hereby makes the same representations and warranties of the Supporting Parties set forth in the Agreement to each other Party, effective as of the date hereof.
8.Governing Law: This joinder agreement shall be governed by the governing law set forth in the Agreement.

Date: November 13, 2020

THE MULTI-STATE GOVERNMENTAL ENTITIES GROUP
By: /s/ Kevin C. Maclay
Name: Kevin C. Maclay
Title: Member, Caplin & Drysdale, Chartered
Address: One Thomas Circle, N.W., Suite 1100
Washington, D.C. 20005

Claims Covered by Joinder Agreement:

Opioid-related Claims as described in the Verified Statement of the Multi-State Governmental Entities Group Pursuant to Rule 2019 of the Federal Rules of Bankruptcy Procedure [Docket No. 337].

Schedule A